Exhibit 10.34.3

PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT ("this Agreement") is made as of the 19th day of May, 2014, between WATFORD RE LTD. an exempted company with limited liability duly organized and existing under the laws of Bermuda (the "Pledgor") and LLOYDS BANK PLC (together with its successors and assigns, the "Bank").
WHEREAS:
A.From time to time at the request of Pledgor the Bank may issue one or more standby letters of credit (each, as the same may be amended from time to time with the consent of the Pledgor, a “Credit”) and in connection therewith Pledgor and the Bank have entered into a Facility Letter dated on or about the date hereof (as the same may be amended from time to time, the “Facility Agreement”) and the Pledgor has executed in favor of the Bank a Continuing Standby Letter of Credit Agreement dated on or about the date hereof (as the same may be amended from time to time, the “Continuing Standby Letter of Credit Agreement”)in order to provide for the obligations of Pledgor to the Bank in connection with each Credit.
B.As a condition of the Bank’s issuance of each Credit, the Bank has required the Pledgor to place on deposit with the Bank’s New York Branch and to pledge to the Bank one or more non-personal time or demand deposits, as collateral security for all obligations of the Pledgor to the Bank under the Continuing Standby Letter of Credit Agreement, the Facility Agreement, this Agreement and the Funds Transfer Agreement dated on or about the date hereof between the Pledgor and the Bank whether contingent or matured, due or to become due, now existing or hereafter created (the "Secured Obligations").
NOW, THEREFORE, the parties hereby agree as follows:
1.There is opened on the books of the New York Branch of the Bank a non-interest bearing cash collateral account designated _________________ (the “Collateral Account”) in the name of the Pledgor but solely within the control of the Bank. Amounts credited to the Collateral Account shall be invested and reinvested in non-personal time or demand deposits) of the Bank as agreed between the Pledgor and the Bank. Said deposits are hereinafter referred to individually and collectively as the “Pledged Deposit”. Any interest paid on the Pledged Deposit shall be credited to the Collateral Account. The Pledgor hereby unconditionally and irrevocably pledges to the Bank, and grants to the Bank a security interest in, the Collateral Account, all amounts on deposit therein, the Pledged Deposit and the proceeds thereof, as collateral security for the prompt payment and performance when due of the Secured Obligations. The Bank is authorized, but is not required, from time to time to attach a Schedule to this Pledge Agreement in order to identify any deposit that would be comprised within the Pledged Deposit.
2.Upon the occurrence of an Event of Default (as defined in the Continuing Standby Letter of Credit Agreement or the failure of the Pledgor to pay to the Bank any Secured Obligation when due, the Bank is hereby authorized to apply for its benefit all or such portion of the Collateral as may be necessary to satisfy any of the Secured Obligations when due and to exercise the remedies of a secured party under the Uniform Commercial Code. Pledgor agrees that the Bank may under applicable law be required, or under separate agreement with Applicant be permitted, to impose premature withdrawal penalties in connection with such application or exercise, and that the obligation to make payment of any such penalty shall be an obligation secured by this Agreement.
3.The Pledgor hereby agrees that it shall have no right to require, and the Bank shall have no obligation to permit, the withdrawal of Collateral such that the aggregate Collateral amount is less than the sum of (x) the aggregate amount of the unreimbursed drawing under the Credits plus (y) the aggregate of amounts available to be drawn under the Credits.
4.Nothing contained in this Agreement shall, or be deemed to, impair the effectiveness and enforceability of the Secured Obligations, which obligations shall remain absolute and unconditional until payment of the Secured

Obligations to the Bank in full, the Bank has no further obligation to pay any amount under any Credit, each Credit is cancelled or expired and any commitment of the Bank under the Facility Agreement to issue or amend any Credit at the request of the Pledgor has expired or terminated.
5.The Pledgor hereby represents and warrants to the Bank as follows:
(a)The Pledgor has no offsets or defenses with respect to the Secured Obligations.
(b) None of the funds represented by the Pledged Deposit, and no other funds or properties which the Pledgor maintains with any office of the Bank, result from, or are the proceeds of, any activity or conduct by the Pledgor or (to the best knowledge of the Pledgor) any other person in violation of any applicable law, and no person or entity other than the Pledgor has any legal or equitable interest in the Collateral.
(c)THE PLEDGOR HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, AND WITH SUCH OTHER ADVISERS AS HE HAS DEEMED NECESSARY OR APPROPRIATE, REGARDING THIS AGREEMENT, AND THE PLEDGOR HAS EXECUTED THIS AGREEMENT AFTER HAVING RECEIVED THE BENEFIT OF SUCH LEGAL AND OTHER ADVICE AS HE HAS DEEMED NECESSARY.
6.This Agreement shall inure to the benefit of the parties and their successors and assigns.
7.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA. THE PLEDGOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES OF AMERICA AND OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY PROCEEDINGS ARISING UNDER OR OUT OF THIS AGREEMENT.
8.This Agreement may be executed by the parties hereto individually, or in any combination of the parties hereto, in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first written above.

Pledgor	WATFORD RE LTD.

	By:	/s/ Roderick Romeo
	Name:	Roderick Romeo
	Title:	Chief Financial Officer

Bank	LLOYDS BANK PLC

	By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Vice President, W011

	By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Vice Present, F014